Exhibit 23.1

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
-----------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                             www.maddoxungar.com


August 10, 2009

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Business Outsourcing Services, Inc.
Portland, Oregon

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1/A Amendment No. 3, Registration Statement under the Securities Act of 1933, filed by Business Outsourcing Services, Inc. of our report dated February 12, 2009, relating to the financial statements of Business Outsourcing Services, Inc., a Nevada Corporation, as of and for the period ending November 30, 2008, and the reference to us under the caption "Experts".

Sincerely,


/s/ Maddox Ungar Silberstein, PLLC
-------------------------------------------
Maddox Ungar Silberstein, PLLC